Contact:        Jim Gustafson
Investor Relations
DaVita Inc.
(310) 536-2585
DaVita Inc. 1st Quarter 2021 Results
Denver, Colorado, April 29, 2021 — DaVita Inc. (NYSE: DVA) announced financial and operating results for the quarter ended March 31, 2021.
For the quarter, diluted earnings per share from continuing operations was $2.09, an increase of 15.5% from the prior year diluted earnings per share from continuing operations and an increase of 14.2% from the prior year adjusted diluted earnings per share from continuing operations. First quarter diluted earnings per share from continuing operations was impacted by the challenges of responding to COVID-19, with an estimated net impact on operating income of approximately $(35) million. This impact was primarily driven by higher patient mortality due to COVID-19 and the high cost of personal protective equipment, partially offset by a benefit from the temporary suspension of Medicare sequestration cuts.
“We have made incredible progress in our efforts to combat the pandemic,” said Javier Rodriguez, CEO of DaVita. “To date almost three fourths of our U.S. dialysis patients have received at least one dose of the COVID-19 vaccine, thanks in large part to having obtained direct allocation of vaccines from the Federal and State governments, as well as the continued dedication of our front-line, caregiving teammates. Our focus on vaccinating our patients helped improve health equity among our patient population at the same time as reducing the risk to patients and teammates.”
Financial and operating highlights for the quarter ended March 31, 2021:
•Consolidated revenues were $2.820 billion.
•Operating income was $443 million.
•Diluted earnings per share was $2.09.
•Operating cash flow and free cash flow, both from continuing operations, were $154 million and $(17) million, respectively.
•Issued an additional $1.0 billion aggregate principal amount of our 4.625% senior notes due June 1, 2030 in an unregistered add-on offering.
•Repurchased 2,949,482 shares of our common stock at an average cost of $109.28 per share.

	Three months ended March 31,
	2021	2020
Net income attributable to DaVita Inc.:	(dollars in millions, except per share data)
Net income from continuing operations	$237	$230
Diluted per share	$2.09	$1.81
Adjusted net income from continuing operations(1)	$237	$232
Diluted per share adjusted(1)	$2.09	$1.83
Net income	$237	$240
Diluted per share	$2.09	$1.89

(1)For definitions of non-GAAP financial measures, see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 14.

	Three months ended March 31,
	2021		2020
	Amount	Margin	Amount	Margin
Operating income:	(dollars in millions)
Operating income	$443	15.7%	$465	16.4%
U.S. dialysis metrics:
Volume: Total U.S. dialysis treatments for the first quarter of 2021 were 7,286,934, or an average of 94,636 treatments per day, representing a per day decline of (1.3)% and (2.3)% compared to the fourth quarter of 2020 and first quarter of 2020, respectively. Normalized non-acquired treatment growth in the first quarter of 2021 compared to the first quarter of 2020 was (2.2)%.

	Three months ended		Quarter change
	March 31, 2021	December 31, 2020
Per treatment metrics:
Revenue	$354.50	$351.78	$2.72
Patient care costs	$238.69	$245.06	$(6.37)
General and administrative	$30.33	$31.80	$(1.47)
Primary drivers of the changes in the table above were as follows:
Revenue: The quarter change was primarily due to favorable changes in government rates related to an increase in the Medicare base rate in 2021 and the inclusion of calcimimetics in the Medicare bundle, favorable changes in government mix due to shifts to Medicare Advantage plans, as well as favorable changes in commercial mix and increased hospital inpatient dialysis revenue, partially offset by a seasonal decline from co-insurance and deductibles.
Patient care costs: The quarter change was primarily due to a decrease in COVID-19-related expenses, including a decrease in compensation and medical supply expenses that had been driven higher in the fourth quarter of 2020 by the winter COVID-19 surge, a decrease in utilities expense driven by our virtual power purchase arrangements, as well as decreases in health benefit expenses, pharmaceutical unit costs and other direct operating expenses associated with our dialysis centers. These decreases were partially offset by an increase in labor costs due to lower productivity levels at our dialysis centers and a seasonal increase in payroll taxes.
General and administrative: The quarter change was primarily due to decreases in costs related to COVID-19, including compensation expenses, as well as decreases in contributions to our charitable foundation and professional fees.
Certain items impacting the quarter:
Share repurchases: During the three months ended March 31, 2021, we repurchased 2,949,482 shares our common stock for $322 million, at an average cost of $109.28 per share.
Subsequent to March 31, 2021 through April 28, 2021, we repurchased 990,701 shares of our common stock for $109 million, at an average cost of $109.91 per share.
Financial and operating metrics:

	Three months ended March 31,		Twelve months ended March 31,
	2021	2020	2021	2020
Cash flow:	(dollars in millions)
Operating cash flow	$154	$360	$1,773	$2,291
Operating cash flow from continuing operations	$154	$360	$1,773	$2,260
Free cash flow from continuing operations (1)	$(17)	$184	$986	$1,429

(1)For definitions of non-GAAP financial measures, see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 14.

Three months ended March 31, 2021
Effective income tax rate on:
Income from continuing operations	22.6%
Income from continuing operations attributable to DaVita Inc.(1)	26.4%

(1)For definitions of non-GAAP financial measures, see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 14.
Center activity: As of March 31, 2021, we provided dialysis services to a total of approximately 238,900 patients at 3,150 outpatient dialysis centers, of which 2,827 centers were located in the United States and 323 centers were located in ten countries outside of the United States. During the first quarter of 2021, we opened a total of 18 new dialysis centers and closed seven dialysis centers in the United States. We also acquired three dialysis centers, opened two dialysis centers and closed three dialysis centers outside of the United States during the first quarter of 2021.
Outlook:
The following forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, including those described below, and actual results may vary materially from these forward-looking measures. In particular, the widespread impact of the COVID-19 pandemic continues to generate significant risk and uncertainty, and as a result, our future results could vary materially from the guidance provided below. We do not provide guidance for operating income or diluted net income from continuing operations per share attributable to DaVita Inc. on a basis consistent with United States generally accepted accounting principles (GAAP) nor a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. These non-GAAP financial measures do not include certain items, including foreign currency fluctuations, which may be significant.

	Current 2021 guidance		Prior 2021 guidance
	Low	High	Low	High
	(dollars in millions, except per share data)
Adjusted operating income	$1,750	$1,875	$1,675	$1,825
Adjusted diluted net income from continuing operations per share attributable to DaVita Inc.	$8.20	$9.00	$7.75	$8.75
Free cash flow from continuing operations	$900	$1,150	$900	$1,150
We will be holding a conference call to discuss our results for the first quarter ended March 31, 2021, on April 29, 2021, at 5:00 p.m. Eastern Time. To join the conference call, please dial (877) 918-6630 from the U.S. or (517) 308-9042 from outside the U.S., and provide the operator the password 'Earnings'. A replay of the conference call will be available on our website at investors.davita.com for the following 30 days.

Forward looking statements
DaVita Inc. and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA), including statements in this release, filings with the Securities and Exchange Commission (SEC), reports to stockholders and in meetings with investors and analysts. All statements in this release, during the related presentation or other meetings, other than statements of historical fact, are forward-looking statements and as such are intended to be covered by the safe harbor for "forward-looking statements" provided by the PSLRA. These forward-looking statements could include, among other things, DaVita's response to and the expected future impacts of the novel coronavirus (COVID-19), including statements about our balance sheet and liquidity, our expenses and expense offsets, revenues, billings and collections, potential need, ability or willingness to use any funds under government relief programs, availability or cost of supplies, treatment volumes, mix expectation, such as the percentage or number of patients under commercial insurance, the availability, acceptance, impact and administration of COVID-19 vaccines and other treatments or therapies, and overall impact on our patients and teammates, as well as other statements regarding our future operations, financial condition and prospects, expenses, strategic initiatives, government and commercial payment rates, expectations related to value-based care and Medicare Advantage plan enrollment and our ongoing stock repurchase program, and statements related to our guidance and expectations for future periods and the assumptions underlying any such projections. All statements in this release, other than statements of historical fact, are forward-looking statements. Without limiting the foregoing, statements including the words "expect," "intend," "will," "could," "plan," "anticipate," "believe," "forecast," "guidance," "outlook," "goals," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on DaVita's current expectations and are based solely on information available as of the date of this release. DaVita undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law. Actual future events and results could differ materially from any forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things:
•the continuing impact of the dynamic and evolving COVID-19 pandemic, including, without limitation, on our patients, teammates, physician partners, suppliers, business, operations, reputation, financial condition and results of operations; the government’s response to the COVID-19 pandemic; the availability, acceptance, impact and efficacy of COVID-19 vaccines and other treatments or therapies; further spread or resurgence of the virus, including as a result of the emergence of new strains of the virus; the continuing impact of the pandemic on our revenue and non-acquired growth due to lower treatment volumes; the consequences of an extended economic downturn resulting from the impacts of COVID-19, such as a potential negative impact on our commercial mix, which may persist even after the pandemic subsides; and continuing COVID-19-related costs, such as costs to procure equipment and clinical supplies and higher salary and wage expense, any of which may also have the effect of heightening many of the other risks and uncertainties discussed below;
•the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number or percentage of our patients under such plans, including, without limitation, as a result of restrictions or prohibitions on the use and/or availability of charitable premium assistance, which may result in the loss of revenues or patients, or our making incorrect assumptions about how our patients will respond to any change in financial assistance from charitable organizations;
•noncompliance by us or our business associates with any privacy or security laws or any security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information;
•the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof or related litigation result in a reduction in coverage or reimbursement rates for our services, a reduction in the number of patients enrolled in higher-paying commercial plans or that are enrolled in or select Medicare Advantage plans or other material impacts to our business; or our making incorrect assumptions about how our patients will respond to any such developments;
•a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs and the impact of the Medicare Advantage benchmark structure;
•risks arising from potential changes in laws, regulations or requirements applicable to us, such as potential and proposed federal and/or state legislation, regulation, ballot, executive action or other initiatives, including those related to healthcare and/or labor matters, such as AB 290 and AB 650 in California and HB 2322 in Oregon;
•the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act, the exchanges and many other core aspects of the current healthcare marketplace, as well as the composition of the U.S. Supreme Court and the new presidential administration and congressional majority;
•our ability to successfully implement our strategies with respect to home-based dialysis, value-based care and/or integrated kidney care, including maintaining our existing business and further developing our capabilities in a complex and highly regulated environment;
•changes in pharmaceutical practice patterns, reimbursement and payment policies and processes, or pharmaceutical pricing, including with respect to hypoxia inducible factors;
•legal and compliance risks, such as our continued compliance with complex government regulations;
•continued increased competition from dialysis providers and others, and other potential marketplace changes;
•our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector that may erode our patient base and reimbursement rates, such as accountable care organizations, independent practice associations and integrated delivery systems;
•our ability to complete acquisitions, mergers or dispositions that we might announce or be considering, on terms favorable to us or at all, or to integrate and successfully operate any business we may acquire or have acquired, or to successfully expand our operations and services in markets outside the United States, or to businesses outside of dialysis;
•the variability of our cash flows, including without limitation any extended billing or collections cycles; the risk that we may not be able to generate or access sufficient cash in the future to service our indebtedness or to fund our other liquidity needs; and the risk that we may not be able to refinance our indebtedness as it becomes due, on terms favorable to us or at all;
•factors that may impact our ability to repurchase stock under our stock repurchase program and the timing of any such stock repurchases, as well as our use of a considerable amount of available funds to repurchase stock;
•risks arising from the use of accounting estimates, judgments and interpretations in our financial statements;
•impairment of our goodwill, investments or other assets; and
•uncertainties associated with the other risk factors set forth in Part I, Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2020 and the risks and uncertainties discussed in any subsequent reports that we file or furnish with the SEC from time to time.
The financial information presented in this release is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

DAVITA INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(dollars and shares in thousands, except per share data)

	Three months ended March 31,
	2021	2020
Dialysis patient service revenues	$2,714,587	$2,713,281
Other revenues	105,414	127,956
Total revenues	2,820,001	2,841,237
Operating expenses:
Patient care costs	1,938,330	1,975,449
General and administrative	281,426	263,576
Depreciation and amortization	165,701	154,679
Equity investment income	(8,058)	(17,843)
Total operating expenses	2,377,399	2,375,861
Operating income	442,602	465,376
Debt expense	(67,014)	(88,603)
Debt refinancing charges	—	(2,948)
Other income (loss), net	1,168	(4,350)
Income from continuing operations before income taxes	376,756	369,475
Income tax expense	85,211	91,560
Net income from continuing operations	291,545	277,915
Net income from discontinued operations, net of tax	—	9,980
Net income	291,545	287,895
Less: Net income attributable to noncontrolling interests	(54,142)	(48,302)
Net income attributable to DaVita Inc.	$237,403	$239,593

Earnings per share attributable to DaVita Inc.:
Basic net income from continuing operations	$2.18	$1.84
Basic net income	$2.18	$1.92
Diluted net income from continuing operations	$2.09	$1.81
Diluted net income	$2.09	$1.89

Weighted average shares for earnings per share:
Basic shares	109,014	124,902
Diluted shares	113,852	126,895

Amounts attributable to DaVita Inc.:
Net income from continuing operations	$237,403	$229,613
Net income from discontinued operations	—	9,980
Net income attributable to DaVita Inc.	$237,403	$239,593

DAVITA INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)
(dollars in thousands)

	Three months ended March 31,
	2021	2020
Net income	$291,545	$287,895
Other comprehensive loss, net of tax:
Unrealized gains (losses) on interest rate cap agreements:
Unrealized gains (losses)	4,882	(13,018)
Reclassifications of net realized losses into net income	1,033	1,623
Unrealized losses on foreign currency translation	(62,544)	(81,632)
Other comprehensive loss	(56,629)	(93,027)
Total comprehensive income	234,916	194,868
Less: Comprehensive income attributable to noncontrolling interests	(54,142)	(48,302)
Comprehensive income attributable to DaVita Inc.	$180,774	$146,566

DAVITA INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
(unaudited)
(dollars in thousands)

	Three months ended March 31,
	2021	2020
Cash flows from operating activities:
Net income	$291,545	$287,895
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	165,701	154,679
Debt refinancing charges	—	884
Stock-based compensation expense	23,595	19,870
Deferred income taxes	18,688	103,301
Equity investment income, net	(2,924)	(9,482)
Other non-cash charges, net	3,979	5,055
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(224,274)	(32,966)
Inventories	(5,303)	1,835
Other receivables and prepaid and other current assets	13,756	(24,965)
Other long-term assets	(6,521)	2,673
Accounts payable	(75,504)	(24,045)
Accrued compensation and benefits	(126,330)	(96,428)
Other current liabilities	26,970	3,982
Income taxes	62,719	(32,616)
Other long-term liabilities	(11,793)	709
Net cash provided by operating activities	154,304	360,381
Cash flows from investing activities:
Additions of property and equipment	(144,913)	(154,942)
Acquisitions	(3,668)	(34,107)
Proceeds from asset and business sales	16,337	31,518
Purchase of debt investments held-to-maturity	(5,349)	(5,049)
Purchase of other debt and equity investments	(1,779)	(2,633)
Proceeds from debt investments held-to-maturity	5,349	5,049
Proceeds from sale of other debt and equity investments	11,879	3,268
Purchase of equity method investments	(3,200)	(6,174)
Distributions from equity method investments	978	445
Net cash used in investing activities	(124,366)	(162,625)
Cash flows from financing activities:
Borrowings	1,606,969	570,779
Payments on long-term debt	(698,298)	(104,592)
Deferred financing costs	(8,346)	(350)
Purchase of treasury stock	(316,250)	(321,798)
Distributions to noncontrolling interests	(53,867)	(58,131)
Net (payments) receipts related to stock purchases and awards	(2,524)	2,397
Contributions from noncontrolling interests	10,689	9,387
Purchases of noncontrolling interests	(1,095)	(700)
Net cash provided by financing activities	537,278	96,992
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7,966)	(14,978)
Net increase in cash, cash equivalents and restricted cash	559,250	279,770
Less: Net increase in cash, cash equivalents and restricted cash from discontinued operations	—	—
Net increase in cash, cash equivalents and restricted cash from continuing operations	559,250	279,770
Cash, cash equivalents and restricted cash of continuing operations at beginning of the year	501,790	1,208,718
Cash, cash equivalents and restricted cash of continuing operations at end of the period	$1,061,040	$1,488,488

DAVITA INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(dollars and shares in thousands, except per share data)

	March 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$884,205	$324,958
Restricted cash and equivalents	176,835	176,832
Short-term investments	11,060	20,101
Accounts receivable	2,040,813	1,824,282
Inventories	116,322	111,625
Other receivables	535,521	544,376
Prepaid and other current assets	73,765	76,387
Income tax receivable	28,160	70,163
Total current assets	3,866,681	3,148,724
Property and equipment, net of accumulated depreciation of $4,622,798 and $4,480,429, respectively	3,490,442	3,521,824
Operating lease right-of-use assets	2,868,292	2,863,089
Intangible assets, net of accumulated amortization of $69,691 and $70,141, respectively	150,706	166,585
Equity method and other investments	257,513	257,491
Long-term investments	31,891	32,193
Other long-term assets	90,534	79,501
Goodwill	6,891,209	6,919,109
	$17,647,268	$16,988,516
LIABILITIES AND EQUITY
Accounts payable	$348,105	$434,253
Other liabilities	846,710	810,529
Accrued compensation and benefits	550,671	685,555
Current portion of operating lease liabilities	372,737	369,497
Current portion of long-term debt	168,191	168,541
Income tax payable	28,310	7,768
Total current liabilities	2,314,724	2,476,143
Long-term operating lease liabilities	2,739,311	2,738,670
Long-term debt	8,829,765	7,917,263
Other long-term liabilities	150,724	150,060
Deferred income taxes	830,369	809,600
Total liabilities	14,864,893	14,091,736
Commitments and contingencies
Noncontrolling interests subject to put provisions	1,349,160	1,330,028
Equity:
Preferred stock ($0.001 par value, 5,000 shares authorized; none issued)	—	—
Common stock ($0.001 par value, 450,000 shares authorized; 110,027 and 107,078 shares issued and outstanding at March 31, 2021, respectively, and 109,933 shares issued and outstanding at December 31, 2020)	110	110
Additional paid-in capital	603,172	597,073
Retained earnings	1,089,940	852,537
Treasury stock (2,949 and zero shares, respectively)	(322,333)	—
Accumulated other comprehensive loss	(122,783)	(66,154)
Total DaVita Inc. shareholders' equity	1,248,106	1,383,566
Noncontrolling interests not subject to put provisions	185,109	183,186
Total equity	1,433,215	1,566,752
	$17,647,268	$16,988,516

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)
(dollars in millions and shares in thousands, except for per share and per treatment data)

	Three months ended
	March 31, 2021	December 31, 2020	March 31, 2020
1. Consolidated business metrics:
Operating margin	15.7%	13.1%	16.4%
General and administrative expenses as a percent of consolidated revenues(1)	10.0%	10.5%	9.3%
Effective income tax rate on income from continuing operations	22.6%	22.4%	24.8%
Effective income tax rate on income from continuing operations attributable to DaVita Inc.(2)	26.4%	27.5%	28.5%
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.(2)	26.4%	27.5%	28.5%

2. Summary of financial results:
Revenues:
U.S. dialysis patient services and other	$2,590	$2,674	$2,617
Other—Ancillary services
U.S. other	99	124	124
International dialysis patient service and other	162	152	137
	261	276	261
Eliminations	(31)	(45)	(36)
Total consolidated revenues	$2,820	$2,905	$2,841
Operating income (loss):
U.S. dialysis	$480	$433	$492
Other—Ancillary services
U.S.	(25)	(25)	(19)
International(3)	13	(2)	17
	(12)	(27)	(3)
Corporate administrative support expenses	(25)	(24)	(24)
Total consolidated operating income	$443	$382	$465

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions and shares in thousands, except for per share and per treatment data)

	Three months ended
	March 31, 2021	December 31, 2020	March 31, 2020
3. Summary of reportable segment financial results and metrics:
U.S. dialysis
Financial results
Revenue:
Dialysis patient service revenues	$2,583	$2,664	$2,611
Other revenues	7	10	5
Total operating revenues	2,590	2,674	2,617
Operating expenses:
Patient care costs	1,739	1,856	1,783
General and administrative	221	241	204
Depreciation and amortization	156	152	146
Equity investment income	(6)	(7)	(9)
Total operating expenses	2,110	2,241	2,125
Segment operating income	$480	$433	$492
Metrics
Volume:
Treatments	7,286,934	7,574,217	7,513,321
Number of treatment days	77.0	79.0	77.6
Average treatments per day	94,636	95,876	96,821
Per day year-over-year (decrease) increase	(2.3)%	(0.9)%	1.6%
Normalized year-over-year non-acquired treatment growth(4)	(2.2)%	(0.3)%	2.3%
Operating net revenues:
Average patient service revenue per treatment	$354.50	$351.78	$347.54
Expenses:
Patient care costs per treatment	$238.69	$245.06	$237.35
General and administrative expenses per treatment	$30.33	$31.80	$27.14
Accounts receivable:
Receivables	$1,892	$1,681	$1,668
DSO	67	59	59

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions and shares in thousands, except for per share and per treatment data)

	Three months ended
	March 31, 2021	December 31, 2020	March 31, 2020
5. Cash flow:
Operating cash flow	$154	$485	$360
Operating cash flow from continuing operations	$154	$485	$360
Operating cash flow from continuing operations, last twelve months	$1,773	$1,979	$2,260
Free cash flow from continuing operations(2)	$(17)	$210	$184
Free cash flow from continuing operations, last twelve months(2)	$986	$1,188	$1,429
Capital expenditures from continuing operations:
Routine maintenance/IT/other	$90	$160	$82
Development and relocations	$55	$65	$73
Acquisition expenditures	$4	$69	$34
Proceeds from sale of self-developed properties	$16	$14	$27

6. Debt and capital structure:
Total debt(5)	$9,063	$8,164	$8,657
Net debt, net of cash and cash equivalents(5)	$8,179	$7,839	$7,275
Leverage ratio (see calculation on page 13)	3.39x	3.21x	3.17x
Weighted average effective interest rate:
During the quarter	3.08%	3.07%	4.35%
At end of the quarter	3.18%	3.06%	3.75%
On the senior secured credit facilities at end of the quarter	1.97%	2.03%	2.78%
Debt with fixed and capped rates as a percentage of total debt:
Debt with rates fixed by its terms	51%	44%	42%
Debt with rates fixed by its terms or capped by cap agreements	90%	87%	82%
Amount spent on share repurchases	$322	$417	$303
Number of shares repurchased	2,949	4,193	4,052
Certain columns, rows or percentages may not sum or recalculate due to the presentation of rounded numbers.
_________________
(1)General and administrative expenses include certain corporate support, long-term incentive compensation and charitable contributions.
(2)These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, and for a definition of adjusted amounts, see attached reconciliation schedules.
(3)The reported operating income (loss) for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020, includes foreign currency gains (losses) embedded in equity method income recognized from our Asia Pacific joint venture of approximately $2.7, $(6.0) and $9.7, respectively.
(4)Normalized non-acquired treatment growth reflects year-over-year growth in treatment volume, adjusted to exclude acquisitions and other similar transactions, and further adjusted to normalize for the number and mix of treatment days in a given quarter versus the prior year quarter.
(5)The debt amounts as of March 31, 2021, December 31, 2020 and March 31, 2020 presented exclude approximately $65.2, $77.7 and $68.8, respectively, of debt discount, premium and other deferred financing costs related to our senior secured credit facilities and senior notes in effect or outstanding at that time.

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA-continued
(unaudited)
(dollars in millions)
Note 1: Calculation of the Leverage Ratio
Under our senior secured credit facilities (the Credit Agreement) dated August 12, 2019, the leverage ratio is defined as (a) all funded debt plus the face amount of all letters of credit issued, minus unrestricted cash and cash equivalents (including short-term investments) not to exceed $750 divided by (b) “Consolidated EBITDA.” The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The calculation below is based on the last twelve months of “Consolidated EBITDA,” as of the end of the reported period and pro forma for acquisitions or divestitures that occurred during the period, and “Consolidated net debt” at the end of the reported period, each as defined in the Credit Agreement. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement. The leverage ratio calculated by the Company is a non-GAAP measure and should not be considered a substitute for the ratio of total debt to operating income, determined in accordance with GAAP. The Company’s calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures of other companies.

	Rolling twelve months ended
	March 31, 2021	December 31, 2020	March 31, 2020
Net income attributable to DaVita Inc. from continuing operations (1)	$791	$783	$816
Income taxes	308	314	314
Interest expense	255	272	355
Depreciation and amortization	641	630	621
Impairment charges	—	—	84
Noncontrolling interests and equity investment income, net	247	235	222
Stock-settled stock-based compensation	94	90	73
Debt prepayment, refinancing and redemption charges	86	89	36
Loss on changes in ownership interest, net	16	16	—
Other	29	29	(10)
“Consolidated EBITDA”	$2,468	$2,460	$2,512

	March 31, 2021	December 31, 2020	March 31, 2020
Total debt, excluding debt discount and other deferred financing costs(2)	$9,063	$8,164	$8,657
Letters of credit issued	65	65	58
	9,128	8,228	8,715
Less: Cash and cash equivalents including short-term investments(3)	(750)	(333)	(750)
Consolidated net debt	$8,378	$7,895	$7,965
Last twelve months “Consolidated EBITDA”	$2,468	$2,460	$2,512
Leverage ratio	3.39x	3.21x	3.17x
Maximum leverage ratio permitted under the Credit Agreement	5.00x	5.00x	5.00x
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers.

(1)The net income measure presented is our net income from continuing operations attributable to DaVita Inc., since the Credit Agreement requires divestitures to be reflected on a pro forma basis for our leverage ratio calculation, and this measure of net income already excludes our discontinued operations divested.
(2)The debt amounts as of March 31, 2021, December 31, 2020 and March 31, 2020 presented exclude approximately $65.2, $77.7, and $68.8, respectively, of debt discount, premium and other deferred financing costs related to our senior secured credit facilities and senior notes in effect at that time.
(3)This excludes amounts not readily convertible to cash related to the Company's non-qualified deferred compensation plans for all periods presented. The Credit Agreement limits the amount deducted for cash and cash equivalents, including short-term investments, to the lesser of all unrestricted cash and cash equivalents of the Company or $750.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
Note on Non-GAAP Financial Measures
As used in this press release, the term “adjusted” refers to non-GAAP measures as follows, each as reconciled to its most comparable GAAP measure as presented in the non-GAAP reconciliations in the notes to this press release: (i) for income measures, the term “adjusted” refers to operating performance measures that exclude certain items such as impairment charges, (gain) loss on ownership changes, restructuring charges, accruals for legal matters and debt prepayment and refinancing charges; and (ii) the term “effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.” represents the Company’s effective tax rate excluding applicable non-GAAP items and noncontrolling owners’ income, which primarily relates to non-tax paying entities.
These non-GAAP or “adjusted” measures are presented because management believes these measures are useful adjuncts to GAAP results. However, these non-GAAP measures should not be considered alternatives to the corresponding measures determined under GAAP.
Specifically, management uses adjusted operating income, adjusted net income from continuing operations attributable to DaVita Inc. and adjusted diluted net income from continuing operations per share attributable to DaVita Inc. to compare and evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe these non-GAAP measures also are useful to investors and analysts in evaluating our performance over time and relative to competitors, as well as in analyzing the underlying trends in our business. As a result, adjusting for these amounts allows for comparison to our normalized prior period results.
In addition, the effective income tax rate on income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income, which primarily relates to non-tax paying entities.
The effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income and certain non-deductible and other charges which we do not believe are indicative of our ordinary results. Accordingly, we believe these adjusted effective income tax rates are useful to management, investors and analysts in evaluating our performance and establishing expectations for income taxes incurred on our ordinary results attributable to DaVita Inc.
Finally, free cash flow from continuing operating represents net cash provided by operating activities from continuing operations less distributions to noncontrolling interests and all capital expenditures (including development capital expenditures, routine maintenance and information technology); plus contributions from noncontrolling interests and proceeds from the sale of self-developed properties. Management uses this measure to assess our ability to fund acquisitions and meet our debt service obligations and we believe this measure is equally useful to investors and analysts as an adjunct to cash flows from operating activities from continuing operations and other measures under GAAP.
It is important to bear in mind that these non-GAAP "adjusted" measures are not measures of financial performance or liquidity under GAAP and should not be considered in isolation from, nor as substitutes for, their most comparable GAAP measures.
The following Notes 2 through 4 provide reconciliations of the non-GAAP financial measures presented in this press release to their most comparable GAAP measures.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in millions, except for per share data)
Note 2:    Adjusted net income from continuing operations and adjusted diluted net income from continuing operations per share attributable to DaVita Inc.

	Three months ended
	March 31, 2021		December 31, 2020		March 31, 2020
	Dollars	Per share	Dollars	Per share	Dollars	Per share
Net income from continuing operations attributable to DaVita Inc.	$237	$2.09	$193	$1.67	$230	$1.81
Debt refinancing charges	—	—	—	—	3	0.02
Related income tax	—	—	—	—	(1)	(0.01)
Adjusted net income from continuing operations attributable to DaVita Inc.	$237	$2.09	$193	$1.67	$232	$1.83
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers.
Note 3:    Effective income tax rates on income from continuing operations attributable to DaVita Inc.

	Three months ended
	March 31, 2021	December 31, 2020	March 31, 2020
Income from continuing operations before income taxes	$377	$327	$369
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(54)	(61)	(48)
Income from continuing operations before income taxes attributable to DaVita Inc.	$323	$267	$321

Income tax expense for continuing operations	$85	$73	$92
Less: Income tax attributable to noncontrolling interests	—	—	—
Income tax expense from continuing operations attributable to DaVita Inc.	$85	$73	$91

Effective income tax rate on income from continuing operations attributable to DaVita Inc.	26.4%	27.5%	28.5%
The effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. is computed as follows:

	Three months ended
	March 31, 2021	December 31, 2020	March 31, 2020
Income from continuing operations before income taxes	$377	$327	$369
Debt refinancing charges	—	—	3
Noncontrolling owners’ income primarily attributable to non-tax paying entities	(54)	(61)	(48)
Adjusted income from continuing operations before income taxes attributable to DaVita Inc.	$323	$267	$324
Income tax expense	$85	$73	$92
Plus income tax related to:
Debt refinancing charges	—	—	1
Less income tax related to:
Noncontrolling interests	—	—	—
Income tax on adjusted income from continuing operations attributable to DaVita Inc.	$85	$73	$92
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.	26.4%	27.5%	28.5%
Certain columns, rows or percentages may not sum or recalculate due to the presentation of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in millions)
Note 4:    Free cash flow from continuing operations

	Three months ended
	March 31, 2021	December 31, 2020	March 31, 2020
Net cash provided by continuing operating activities	$154	$485	$360
Less: Distributions to noncontrolling interests	(54)	(74)	(58)
Plus: Contributions from noncontrolling interests	11	10	9
Cash provided by operating activities attributable to DaVita Inc.	$111	$421	$312
Less: Expenditures for routine maintenance and information technology	(90)	(160)	(82)
Less: Expenditures for development	(55)	(65)	(73)
Plus: Proceeds from sale of self-developed properties	16	14	27
Free cash flow from continuing operations	$(17)	$210	$184

	Rolling twelve months ended
	March 31, 2021	December 31, 2020	March 31, 2020
Net cash provided by operating activities from continuing operations	$1,773	$1,979	$2,260
Less: Distributions to noncontrolling interests	(249)	(253)	(247)
Plus: Contributions from noncontrolling interests	44	43	48
Cash provided by operating activities from continuing operations attributable to DaVita Inc.	$1,568	$1,769	$2,061
Less: Expenditures for routine maintenance and information technology	(408)	(399)	(357)
Less: Expenditures for development	(257)	(275)	(347)
Plus: Proceeds from sale of self-developed properties	83	93	73
Free cash flow from continuing operations	$986	$1,188	$1,429
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers.